SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 3, 2002

Cherokee Investments, Inc.
A Wyoming corporation

86-0970157 (I.R.S. Employer Identification Number)

Commission File No. 0000-28777

2557 Cannan Road
Bloomfield, New York 14469

Registrant's telephone number, including area code:
  (716) 657-1010

Item 1.  Change in Control of Registrant.

On May 6, 2002, we entered into the acquisition agreement, whereby, subject to shareholder approval, we acquired, in exchange for 1,200,000 shares of our common stock, Rochester Portable Specialties, Inc., a New York corporation as a wholly owned subsidiary. Pursuant to the closing of the acquisition on June 3, 2002 the Company issued 1,200,000 shares of common stock to Robert P. Denome has therefore had a change in control. Additionally, pursuant to the terms of the acquisition agreement, the former President of Cherokee has surrendered 750,000 shares out of the 800,000 shares of our stock that he held for cancellation by the Company.

Robert P. Denome now owns 80% of the outstanding common stock of the company.

              Name and
Title of     address of      Amount of     Percent
  Class      Beneficial      Beneficial      of
               Owner         ownership      Class

Common    Robert P. Denome      1,200,000    83%
          President and Director
          2557 Cannan Road
          Bloomfield, New York 14469


Common    Daniel Hodges         50,000      6.25%
          11601 East Lusitano Place
          Tucson, AZ  85748

Common    All directors        1,200,000    83%
          and officers

Item 2.  Acquisition or Disposition of Assets

Since its formation on May 28, 1996, Cherokee Investments, Inc., a Wyoming corporation (the "Company"), has not engaged in any operations other than organizational matters until it closed on the acquisition of Rochester Portable Specialties, Inc., on June 3, 2002. Cherokee Investments was formed specifically for the purpose of either merging with or acquiring an operating company with operating history and assets.

The consideration for the acquisition of Rochester Portable was the issuance to Rochester Portable's shareholder, Robert P. Denome of approximately eighty-three percent of the common stock of Cherokee Investments. The exchange rate was the product of negotiations between the parties and reflects their estimate of the value of the assets and liabilities of Rochester Portable.

On May 6, 2002, we entered into the acquisition agreement whereby in exchange for 1,200,000 shares of our common stock, we acquired Rochester Portable. Rochester Portable Specialties was incorporated in the State of New York in 1996. The company is in the business of providing temporary restroom rentals and service, and event management for outdoor events in Rochester/Western New York area and does business under the name Crescent Moon. Rochester Portable Specialties' executive offices are located at 2557 Cannan Road, Bloomfield, New York, 14469 and its telephone number is (716) 657-1010. Rochester Portable Specialties' sole officer and director is Robert Denome. The acquisition of Rochester Portable closed on June 3, 2002. The Company is in the process of changing its name to Crescent Moon, Inc.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

Item 5.  Other Events and Regulation FD Disclosure.

         Not applicable.

Item 6.  Resignation of Registrant's Directors.

         Pursuant to the closing of the acquisition on June 3, 2002 the Company had a change in management. Robert P. Denome was appointed President, Secretary and Director. The Company's founder, Daniel Hodges, resigned from his positions with the Company on June 3, 2002.

         The following table sets forth the names, positions and ages of the individuals who will serve as our directors and executive officers following the combination. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

Name of Director/Officer   Age      Position(s) With Company

Robert P. Denome         38   President, CEO, Director

Robert P. Denome - President
Robert P. Denome has over 20 years of experience in the Waste Management industry. Growing up in the family business, Mendon Disposal, Inc. Mr. Denome he took over management of the business in 1987. In December 1991 the family company was sold to Waste Management, Inc. (WMI). Mr. Denome then went to work for WMI, first supervising residential solid waste routes and then taking over the management of the division known as Port-O-Let/Modulaire -- special event services grossing over $900,000 per year. During the course of the four years that he worked with WMI, through December of 1995, Mr. Denome gained valuable experience in the operations of a larger corporation including marketing new product introductions, route analysis and efficiency improvement, financial justifications for major purchases, profitability studies per product line, and more. Gross profit margins on this division increased from 9% to 30% during Mr. Denome's management. Mr. Denome left WMI in December of 1995 and founded Rochester Portable Specialties in January 1996.


Item 7.  Financial Statements and Exhibits.

                                    PART F/S
                              FINANCIAL STATEMENTS


The consolidated financial statements of the Company required to be included in Part F/S are set forth below.

                         INDEPENDENT ACCOUNTANT'S REPORT


Cherokee Investments, Inc.
(A Development Stage Company)


        We have reviewed the accompanying balance sheets of Cherokee Investments, Inc. (a development stage company) as of March 31, 2002 and September 30, 2001 and the related statements of operations for the three and six month periods ended March 31, 2002 and 2001 and cash flows for the six month periods ended March 31, 2002 and 2001. These financial statements are the responsibility of the Company's management.

        We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statement taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

                                                   Respectfully submitted



                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
April 22, 2002

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                  March 31,     September 30,
                                                                    2002             2001
                                                               ---------------  --------------
Assets:                                                        $             -  $            -
                                                               ===============  ==============

Liabilities - Accounts Payable                                 $         5,300  $        1,744
                                                               ---------------  --------------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 Shares at March 31, 2002
    and September 30, 2001                                               1,000           1,000
  Paid-In Capital                                                        5,035           3,435
  Retained Deficit                                                      (1,075)         (1,075)
  Deficit Accumulated During the
    Development Stage                                                  (10,260)         (5,104)
                                                               ---------------  --------------

     Total Stockholders' Equity                                         (5,300)         (1,744)
                                                               ---------------  --------------

     Total Liabilities and
       Stockholders' Equity                                    $             -  $            -
                                                               ===============  ==============


















                       See accompanying notes and accountants' report.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                                 Cumulative
                                                                               since October
                                                                                  20, 1999
                                                                                 Inception
                  For the three months ended     For the six months ended            of
                          March 31,                      March 31,              development
                 ----------------------------  -----------------------------
                     2002           2001            2002           2001            stage
                 -------------  -------------  --------------  -------------  ----------------
Revenues:        $           -  $           -  $            -  $           -  $              -

Expenses:                5,084          1,600           5,156          1,600            10,260
                 -------------  -------------  --------------  -------------  ----------------

     Net Loss    $      (5,084) $      (1,600) $       (5,156) $      (1,600) $        (10,260)
                 =============  =============  ==============  =============  ================

Basic & Diluted
loss per share
                 $      (0.01)  $           -  $        (0.01) $           -
                 =============  =============  ==============  =============


















                       See accompanying notes and accountants' report.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                  Cumulative
                                                                                since October
                                                                                   20, 1999
                                                  For the six months ended       Inception of
                                                          March 31,              Development
                                               -------------------------------
                                                    2002            2001            Stage
                                               --------------- ---------------  --------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                       $        (5,156)$        (1,600) $      (10,260)
Increase (Decrease) in Accounts Payable                  3,556           1,089           5,300
                                               --------------- ---------------  --------------
  Net Cash Used in operating activities                 (1,600)           (511)         (4,960)
                                               --------------- ---------------  --------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by investing activities                    -               -               -
                                               --------------- ---------------  --------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by shareholder                       1,600             511           4,960
                                               --------------- ---------------  --------------
Net Cash Provided by
  Financing Activities                                   1,600             511           4,960
                                               --------------- ---------------  --------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                  -               -               -
Cash and Cash Equivalents
  at Beginning of Period                                     -               -               -
                                               --------------- ---------------  --------------
Cash and Cash Equivalents
  at End of Period                             $             - $             -  $            -
                                               =============== ===============  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                     $             - $             -  $            -
  Franchise and income taxes                   $             - $             -  $           25

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None



                       See accompanying notes and accountants' report.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Cherokee Investments, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

        The unaudited financial statements as of March 31, 2002 and for the six month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Wyoming on May 28, 1996. The Company ceased all operating activities during the period from May 28, 1996 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

        The Company has no products or services as of March 31, 2002. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                 For the three months ended March 31, 2002
                                                 -----------------------------------------
Basic Loss per Share
Loss to common shareholders                   $        (5,084)       1,000,000  $       (0.01)
                                              ===============  ===============  ==============


                                                 For the three months ended March 31, 2001
                                                 -----------------------------------------
Basic Loss per Share
Loss to common shareholders                   $        (1,600)       1,000,000  $            -
                                              ===============  ===============  ==============

                                                  For the six months ended March 31, 2002
                                                  ---------------------------------------
Basic Loss per Share
Loss to common shareholders                   $        (5,156)       1,000,000  $       (0.01)
                                              ===============  ===============  ==============


                                                  For the six months ended March 31, 2001
                                                  ---------------------------------------
Basic Loss per Share
Loss to common shareholders                   $        (1,600)       1,000,000  $            -
                                              ===============  ===============  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for March 31, 2002 and 2001 and are thus not considered.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Reclassification

        Certain   reclassifications   have  been  made  in  the  2001  financial
statements to conform with the March 31, 2002 presentation.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (Continued)

NOTE 2 - INCOME TAXES

        As of March 31, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $11,000 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY/GOING CONCERN

        The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - COMMITMENTS

        As of March 31, 2002 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)


                                              -:-

                          INDEPENDENT AUDITOR'S REPORT

                           FEBRUARY 28, 2002 AND 2001

                          INDEPENDENT AUDITOR'S REPORT


Rochester Portable Specialties, Inc.
(DBA Crescent Moon)


        We have audited the accompanying balance sheets of Rochester Portable Specialties, Inc. (DBA Crescent Moon) as of February 28, 2002 and 2001, and the related statements of operations, statement of stockholders' equity and cash flows for the two years ended February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rochester Portable Specialties, Inc. (DBA Crescent Moon) as of February 28, 2002 and 2001, and the results of its operations and its cash flows for the two years ended February 28, 2002 in conformity with generally accepted accounting principles in the United States of America.


                                                   Respectfully submitted



                                                   /s/ Robison, Hill & Co.
                                                   Certified Public Accountants

Salt Lake City, Utah
June 19, 2002

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                                 BALANCE SHEETS

                                                             February 28,
                                                      ---------------------------
                                                          2002           2001
                                                      -------------  ------------
ASSETS:
   Current Assets
     Cash                                             $       1,980  $     27,638
     Accounts Receivable                                          -             -
                                                      -------------  ------------
        Total Current Assets                                  1,980        27,638
                                                      -------------  ------------
   Fixed Assets
     Office Equipment                                         2,510         2,510
     Port-O-Pot and Trailers                                329,110       262,887
     Polyportable Equipment                                  18,116             -
     Crescent Moon                                           26,369             -
                                                      -------------  ------------
        Total Fixed Assets                                  376,105       265,397
        Less Accumulated Depreciation                      (268,346)     (197,169)
                                                      -------------  ------------
            Net Fixed Assets                                107,759        68,228
                                                      -------------  ------------
   Total Assets                                       $     109,739  $     95,866
                                                      =============  ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
   Current Liabilities
     Accounts Payable                                 $       8,251  $      3,178
     Customer Deposits                                            -         2,773
     Advances from Shareholder                               18,687        26,370
     Bank Line of Credit                                     41,000        18,958
     Current Portion of Long-Term Debt                       16,125        23,784
                                                      -------------  ------------
       Total Current Liabilities                             84,063        75,063
   Notes Payable                                             36,984        34,266
                                                      -------------  ------------
     Total Liabilities                                      121,047       109,329
                                                      -------------  ------------
Stockholders' Equity:
  Common Stock, No Par Value
    Authorized 200 shares, Issued 25 shares
    at February 28, 2002 and 2001                            10,100        10,100
  Retained Earnings (Deficit)                               (21,408)      (23,563)
                                                      -------------  ------------
     Total Stockholders' Equity                             (11,308)      (13,463)
                                                      -------------  ------------
       Total Liabilities and Stockholders' Equity     $     109,739  $     95,866
                                                      =============  ============

          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                            STATEMENTS OF OPERATIONS




                                                    For the Year Ended
                                                       February 28,
                                           -------------------------------------

                                                 2002                2001
                                           -----------------   -----------------

Revenues:                                  $         285,304   $         216,250
                                           -----------------   -----------------

Expenses:
   Advertising                                         6,786               3,360
   General and Administrative                        274,993             229,773
                                           -----------------   -----------------

      Total Operating Expenses                       281,779             233,133

Other Income (Expense)
   Gain on Sale of Equipment                           3,031              19,806
   Interest Expense                                   (4,301)             (3,069)
                                           -----------------   -----------------

   Net Other Income (Expense)                         (1,270)             16,737
                                           -----------------   -----------------

Net Income (Loss) Before
   Taxes                                               2,255                (146)

Income and Franchise Taxes                               100                 164
                                           -----------------   -----------------

     Net Income (Loss)                     $           2,155   $            (310)
                                           =================   =================

Basic & Diluted Earnings
    (Loss) per Share                       $           86.20   $          (12.40)
                                           =================   =================








          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED FEBRUARY 28, 2002



                                                                         Retained
                                              Common Stock               Earnings
                                         Shares           Value         (Deficit)
                                     ---------------  --------------  --------------
Balance at March 1, 1999                          25  $       10,100  $      (34,380)

Net Income                                         -               -          11,127
                                     ---------------  --------------  --------------

Balance at February 29, 2000                      25          10,100         (23,253)

Net Loss                                           -               -            (310)
                                     ---------------  --------------  --------------

Balance at February 28, 2001                      25          10,100         (23,563)

Net Income                                         -               -           2,155
                                     ---------------  --------------  --------------

Balance at February 28, 2002                      25  $       10,100  $      (21,408)
                                     ===============  ==============  ==============

















          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                            STATEMENTS OF CASH FLOWS

                                                                   For the Year Ended
                                                                      February 28,
                                                          ------------------------------------

                                                                2002                2001
                                                          -----------------   ----------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Income (Loss)                                         $           2,155   $           (310)
Non-Cash Operating Activities:
   Gain on Sale of Equipment                                              -            (19,806)
   Depreciation                                                      71,177             62,395
(Increase) Decrease in Accounts Receivable                                -                  -
Increase (Decrease) Accounts Payable                                  5,073              1,074
Increase (Decrease) Customer Deposits                                (2,773)             2,773
                                                          -----------------   ----------------

 Net Cash provided by operating activities                           75,632             46,126
                                                          -----------------   ----------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of Fixed Assets                                           (110,709)           (56,332)
Proceeds from Sale of Equipment                                           -             64,397
                                                          -----------------   ----------------

Net cash provided by (used in)
 investing activities                                              (110,709)             8,065
                                                          -----------------   ----------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from Notes Payable                                          24,530             25,000
Principal payments on Notes Payable                                 (29,470)           (13,677)
Net Advances from Shareholder                                        (7,683)           (46,732)
Net Increase (Decrease) Line of Credit                               22,042              3,343
                                                          -----------------   ----------------
Net Cash Provided by (used in)
 Financing Activities                                                 9,419            (32,066)
                                                          -----------------   ----------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                         (25,658)            22,125
Cash and Cash Equivalents
  at Beginning of Period                                             27,638              5,513
                                                          -----------------   ----------------

 Cash and Cash Equivalents at End of Period               $           1,980   $         27,638
                                                          =================   ================

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                            STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                  For the Year Ended
                                                                     February 28,
                                                         -------------------------------------

                                                                2002                2001
                                                         ------------------   ----------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                               $            4,301   $          3,069
  Franchise and income taxes                             $              100   $          2,229

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
       None

























          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Rochester Portable Specialties, Inc. (DBA Crescent Moon) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of New York on March 2, 1995.

Nature of Business

        The Company is primarily in the business of providing portable restroom services. In addition the Company acts as a warehouser for PolyPortables, Inc. by assembling and storing plastic portable toilets.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Earnings (Loss) per Share

        The reconciliations of the numerators and denominators of the basic earnings (loss) per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                    For the year ended February 28, 2002
Basic Earnings per Share
Earnings to common shareholders               $         2,155               25  $           86.20
                                              ===============  ===============  ==============


                                                    For the year ended February 28, 2001
Basic Loss per Share
Loss to common shareholders                   $          (310)              25  $          (12.40)
                                              ===============  ===============  ==============

        The are no outstanding common stock equivalents for February 28, 2002 and 2001.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Revenue Recognition

        Revenue is recognized as services are performed or as products are sold.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Fixed Assets

        Fixed assets are stated at cost. Depreciation and amortization are computed using the straight- line and accelerated methods over the estimated economic useful lives of the related assets as follows:

        Office Equipment                           3-5 years
        Port-O-Pot and Trailers                    5-7 years
        Polyportable Equipment                     5-7 years
        Crescent Moon                              5-7 years

        Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

        Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Advertising

        Advertising costs are expensed as incurred.

Reclassifications

        Certain reclassifications have been made in the February 28, 2001 financial statements to conform with the February 28, 2002 presentation.

NOTE 2 - RENT AND LEASE EXPENSE

        The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2005.

        The Company has entered into a lease agreements for its office and warehouse facilities. The rental charges are approximately $725 per month. The leases expires in June 2002 and July 2003.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 2 - RENT AND LEASE EXPENSE (continued)

        Equipment capitalized under capital leases had fair market value of $20,359 as of June 18, 2001 (date of acquisition of the equipment and assumption of the related leases by the Company). Total rental expense for the Company for the years ended February 28, 2002 and February 28, 2001 was $27,057 and $28,247, respectively, including rent under month-to month leases.

Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                  Capital         Operating
           Year Ending December 31,               Leases           Leases           Total
                                              ---------------  ---------------  --------------

                     2002                     $         5,810  $        17,864  $       23,674
                     2003                               8,177            4,500          12,677
                     2004                               8,177                -           8,177
                     2005                               2,725                -           2,725
                     2006                                   -                -               -
                                              ---------------  ---------------  --------------

       Total minimum lease payments due                24,889           22,364          47,253

      Less amounts representing interest              (4,530)                -         (4,530)
                                              ---------------  ---------------  --------------

                                              $        20,359  $        22,364  $       42,723
                                              ===============  ===============  ==============

        The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 3 -  RELATED PARTY TRANSACTIONS

        Due to related party at February 28, 2002 and February 28, 2001 consists of the following:

                                                                     February 28,
                                                             -----------------------------
                                                                  2002           2001
                                                             --------------  -------------

Advances, unsecured, non-interest bearing,
due on demand                                                $       18,687  $      26,370
                                                             ==============--=============

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 3 -  RELATED PARTY TRANSACTIONS (continued)

        The Company leases a four acre parcel from the Company's Stockholder for approximately $350 per month under an operating lease. The lease began August 1, 1997 and expires on July 31, 2002.

        The Company leases warehouse space from the Company's Stockholder for approximately $375 per month under an operating lease. The warehouse lease began July 1, 1998 and expires on June 30, 2003.

        The Company leases a ten-unit trailer from the Company's Stockholder for $200 per year under an operating lease. The lease began March 1, 1998 and expired on January 31, 2001. The lease has remained in effect on a month to month basis.

        The Company leases a pick-up truck from the Company's Stockholder for $684 per month under an operating lease. The lease began July 1, 1998 and expired March 31, 2001. The lease has remained in effect on a month to month basis.

        The Company leases a twenty-unit trailer from the Company's Stockholder for $756 per year under an operating lease. The lease began June 1, 1998 and expired January 31, 2001. The lease has remained in effect on a month to month basis.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 4 - LONG TERM DEBT

        Long-term liabilities of the Company at February 28, 2002 and February 28, 2001 consists of the following:

                                                                 February 28,
                                                         -----------------------------
                                                              2002           2001
                                                         -------------- --------------
$50,000 revolving line of credit payable to M&T
Bank, due on demand with interest of 1.5% over prime
(6.25% at February 28, 2002), unsecured                  $       41,000 $       18,958

Lease Payable to Liberty Financial Group, due June
18, 2004, payable $681.40 per month with interest at
13.8%, secured by equipment                                      19,033              -


Note  Payable to M&T Bank,  due July 19,  2001,
payable  $502.60 per month with interest at
1% over prime, secured by personal guarantee by the
Company's Stockholder and UCC                                     2,013          5,682

Note  Payable to M&T Bank,  due August 6, 2001,
payable  $416.49 per month with interest at 10.25%,
unsecured                                                             -          6,009

Note  Payable to M&T Bank,  due August 1, 2003,
payable  $812.36 per month with interest at 7.5%,
secured by automotive equipment                                  13,438         21,358

Note payable to M&T Bank, due December 24, 2005,
payable $531.31 per month, with interest at 1.5% over
prime (6.25% at February 28, 2002), secured by
personal guarantee by the Company's Stockholder                  18,624         25,000
                                                         -------------- --------------
                                                                 34,075         58,049
Less Current Portion                                             57,124         42,741
                                                         -------------- --------------

          Total Long-Term Liability                      $      (23,049)$       15,308
                                                         ============== ==============

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 4 - LONG TERM DEBT (continued)

        Principal payments due on long-term debt for each of the five years subsequent to February 28, 2002 and thereafter are as follows:

     Year ending:           Amount
----------------------  --------------
         2002           $       23,784
         2003                   16,125
         2004                   14,753
         2005                        -
         2006                        -
      Thereafter                     -
                        --------------
        Total           $       54,662
                        ==============

NOTE 5 - INCOME TAXES

        As of February 28, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $21,000 that may be offset against future taxable income through 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        On May 6, 2002, Cherokee Investments, Inc. ("Cherokee") and Rochester Portable Specialties, Inc. (DBA Crescent Moon) ("Rochester") executed an Acquisition Agreement that provides for the Merger of Rochester with and into Cherokee in a reverse merger. See "The Merger". The following unaudited pro forma condensed combined financial statements are based on the February 28, 2002 historical financial statements of Rochester and the September 30, 2001 historical financial statements of Cherokee contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with Rochester treated as the acquiring entity for financial reporting purposes.

        The unaudited pro forma condensed combined balance sheet presenting the financial position of the Surviving Corporation assumes the purchase occurred as of February 28, 2002. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2002 presents the results of operations of the Surviving Corporation, assuming the merger was completed on March 1, 2001.

        The unaudited pro forma condensed combined financial statements have been prepared by management of Cherokee and Rochester based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of Cherokee and Rochester (including the notes thereto) included in this Form. See "FINANCIAL STATEMENTS."

                          UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                       FEBRUARY 28, 2002

                                                                                   Rochester
                                                                   Cherokee         Portable                          Pro Forma
                                                                 Investments,     Specialties,     Pro Forma           Combined
                                                                     Inc.             Inc.        Adjustments          Balance
                                                                ---------------  --------------  --------------     --------------
ASSETS
Current Assets                                                  $             -  $        1,980  $            -     $        1,980
Fixed Assets (net)                                                            -         107,759               -            107,759
                                                                ---------------  --------------  --------------     --------------

     Total Assets                                               $             -  $      109,739  $            -     $      109,739
                                                                ===============  ==============  ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable & Accrued Expenses                             $         5,300  $        8,251  $            -     $       13,551
Liabilities                                                                   -         112,796               -            112,796
                                                                ---------------  --------------  --------------     --------------

     Total Liabilities                                                    5,300         121,047               -            126,347
                                                                ---------------  --------------  --------------     --------------

Stockholders' Equity:
  Preferred Stock                                                             -               -               -                  -
  Common Stock                                                            1,000          10,100          (9,650)   A         1,450
  Additional Paid in Capital                                              5,035               -          (1,685)   A         3,350
  Retained Earnings (Deficit)                                            (1,075)        (21,408)          1,075    A       (21,408)
  Deficit Accumulated During the
     Development Stage                                                  (10,260)              -          10,260    A             -
                                                                ---------------  --------------  --------------     --------------
     Total Stockholders' Equity (Deficit)                                (5,300)        (11,308)              -            (16,608)
                                                                ---------------  --------------  --------------     --------------

     Total Liabilities and Stockholders' Equity                 $             -  $      109,739  $            -     $      109,739
                                                                ===============  ==============  ==============     ==============


    See accompanying notes to unaudited pro forma condensed combined financial statements.

                         UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                             FOR THE YEAR ENDED FEBRUARY 28, 2002


                                                                                   Rochester
                                                                   Cherokee         Portable                          Pro Forma
                                                                 Investments,     Specialties,     Pro Forma           Combined
                                                                     Inc.             Inc.        Adjustments          Balance
                                                                ---------------  --------------  --------------     --------------

Revenues                                                        $             -  $      285,304  $            -     $      285,304

Expenses:
   Sales & Marketing                                                          -           6,786               -              6,786
   General & Administrative                                               5,566         274,993               -            280,559
                                                                ---------------  --------------  --------------     --------------
          Total Operating Expenses                                        5,566         281,779               -            287,345
                                                                ---------------  --------------  --------------     --------------

Net Operating Income (Loss)                                              (5,566)          3,525               -             (2,041)

Other Income (Expense)                                                        -          (1,270)              -             (1,270)
Franchise Taxes                                                               -            (100)              -               (100)
                                                                ---------------  --------------  --------------     --------------

Net Income (Loss)                                               $        (5,566) $        2,155  $            -     $       (3,411)
                                                                ===============  ==============  ==============     ==============

Income per share                                                $             -  $        86.20  $            -     $            -
                                                                ===============  ==============  ==============     ==============

Weighted average shares outstanding                                   1,000,000              25                          1,450,000

    See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

(1)     General

In the merger involving Cherokee and Rochester, Rochester will be merged with and into Cherokee and become a wholly owned subsidiary of Cherokee, with the shareholder of Rochester receiving 1,200,000 shares of Cherokee in exchange for 100% of the issued and outstanding shares of Rochester. Simultaneously with the merger 750,000 shares of Cherokee owned by Dan Hodges will be cancelled. The net effect will be that the shareholder of Rochester will own approximately 80% of Cherokee upon completion of the merger. Cherokee has not yet performed a detailed evaluation and appraisal of the fair market value of the net assets sold in order to allocate the purchase price among the assets sold. For purposes of preparing these pro forma financial statements, certain assumptions as set forth in the notes to the pro forma adjustments have been made in allocating the sales price to the net assets sold. As such, the pro forma adjustments discussed below are subject to change based on final appraisals and determination of the fair market value of the assets and liabilities of Rochester.

(2)     Fiscal Year Ends

        The unaudited pro forma condensed combined statements of operations for the year ended February 28, 2002, include Cherokee's and Rochester's operations on a common fiscal year. The financial statements of Cherokee have been conformed to the fiscal year ended February 28, 2002 by including the operating results of Cherokee for the period March 1, 2001 to September 30, 2001 and including such results for the five months ended February 28, 2002.

(3)     Pro Forma Adjustments

        The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of February 28, 2002 are described below:

        (A) Record merger with Rochester by issuing 1,200,000 shares of Common Stock, par value $.001, in exchange for 100% of the issued and outstanding shares of Rochester, and to reflect the cancellation of 750,000 shares of Common Stock, par value $.001 to existing shareholders of Cherokee.

        The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

        There are no anticipated adjustments to the statements of operations as a result of the merger.

Item 8.  Change in Fiscal Year.

         The fiscal year end for the Company after completion of the merger will be February 28.

Item 9.  Regulation FD Disclosure.

         Not applicable.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     Signature and Title                           Date


/s/ Robert P. Denome                                              June 26, 2002
---------------------------------------------------------------
Robert P. Denome, Chairman of the Board, President, Principal
Executive Officer and Director